Exhibit 3(ii)

Corporate Bylaws

of

PGI ENERGY FUND SERIES I-2010, INC

Copyright© 2007 Liberty Legal 602 State Street, South Houston, Texas 77587

800-392-3720

Contents

Resolution to Adopt Bylaws

Bylaws of

PGI ENERGY FUND SERIES I-2010, INC

Article 1 – Formation & Governance		5.5	Chairman of the Board
1.1	Formation	5.6	President
1.2	Name	5.7	Vice President
1.3	Purpose	5.8	Secretary
1.4	Registered Agent	5.9	Treasurer
1.5	Principal Office of the Corporation	5.10	Assistant Secretary and Assistant Treasurer
1.6	Accounting Method & Fiscal Year	Article 6 – Share Certificates
1.7	Management	6.1	Share Certificates, Transfer Agents/Registrars
1.8	Rights of Management	6.2	Classes and Series of Shares
Article 2 – Meetings		6.3	Consideration and Issuance
2.1	Notice	6.4	Lost, Stolen or Destroyed Certificates
2.2	Waivers of Notice	6.5	Registered Shareholders
2.3	Alternative Form of Meetings	6.6	Seal
2.4	Special Meetings	Article 7 – Dividends
2.5	Conduct of Meetings	7.1	Declaration and Payment
Article 3 – Shareholders		7.2	Reserves
3.1	Consent to Action	Article 8 – Indemnification
3.2	Record Date	8.1	Indemnification
3.3	Proxies	8.2	Insurance
3.4	Annual Meetings	8.3	Advanced Expenses
3.5	Failure to Hold Annual Meeting	Article 9 – Books & Records
3.6	Voting List	9.1	Records to be Maintained
3.7	Quorum	9.2	Inspection of Books & Records
3.8	Voting of Shares	Article 10 – General Provisions
Article 4 – Directors		10.1	Entire Agreement & Amendments
4.1	Qualification, Number, Election & Term	10.2	Severability
4.2	Quorum	10.3	Definitions
4.3	Annual Meeting
4.4	Consent to Action
4.5	Removal
4.6	Vacancies
4.7	Committees
Article 5 – Officers
5.1	Title, Election, Term & Compensation
5.2	Removal
5.3	Vacancies
5.4	Authority

Resolution to Adopt the Bylaws

of

PGI ENERGY FUND SERIES I-2010, INC

IN WITNESS WHEREOF, all the Director(s) of the aforementioned Corporation hereby adopt these Bylaws and agree to be legally bound by its provisions as of the date below.

Dated: JUNE 11, 2010

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Bylaws of

PGI ENERGY FUND SERIES I-2010, INC

Article 1 – Formation & Governance

1.1	Formation

The Board of Directors hereby establishes a Corporation subject to the laws of the State of formation by filing the Formation Document with the appropriate State Authority. The Formation Document sets forth the Corporation name, initial Director(s), authorized shares, classes and series of shares if applicable, par value, purpose, duration if not perpetual, registered agent and office and any other lawful provisions which may be filed with the document.

1.2	Name

The Board of Directors intends to conduct the business of the Corporation under the name set forth in the Formation Document. The Corporation may also conduct business under any other permissible name.

1.3	Purpose

The Corporation may engage in any lawful business permitted under the laws of any jurisdiction in which the Corporation may transact such business.

1.4	Registered Agent

The Corporation will maintain a registered agent on file with the appropriate State Authority for the service of process. The registered agent may be an individual of legal age or a business entity registered to do business in the State and must have a physical address in said State for the service of process. The initial registered agent and address is set forth in the Formation Document. The Corporation will file any change in its registered agent with the appropriate State Authority no later than required by law.

1.5	Principal Office and Additional Office(s) of the Corporation

The principal office of the Corporation shall be located at any location as the Board of Directors may determine. A resolution for such office is incorporated herein by reference. The Corporation may have additional business offices within its State and where it may be duly authorized to do business outside of the State.

1.6	Accounting Method and Fiscal Year

The Corporation shall use an accounting method that adheres to generally accepted accounting principals and shall use a calendar year for its fiscal year. A different fiscal year may be set by resolution of the Board of Directors.

1.7	Management

The Corporation will be managed by a Board of Directors unless the Formation Document, or any amendment or restatement thereto, states that the Corporation will be a Close Corporation

Corporation Bylaws - 1

managed by a Shareholders’ Agreement. Such Shareholders’ Agreement must conform to the laws of the State of formation, must be signed by all the shareholders and is incorporated herein by reference upon adoption by the Shareholders. While operating under such Shareholders’ Agreement, the Shareholders are considered to be the Directors of the Corporation.

1.8	Rights of Management in Certain Cases

(a) In discharging a duty or exercising a power, a Director, Committee Member or Officer may, in good faith and with ordinary care, rely on information, opinions, reports, or statements, including financial statements and other financial data concerning the Corporation or another person and prepared or presented by:

(1)	an officer or employee of the entity;

(2)	legal counsel;

(3)	a certified public accountant;

(4)	an investment banker;

(5)	a person who Management reasonably believes possesses professional expertise in the matter; or

(6)	a committee of the governing authority of which the Governing Person is not a member.

(b) A Director, Committee Member or Officer may not in good faith rely on the information described by Subsection (a) if the such person has knowledge of a matter that makes such reliance unwarranted.

Article 2 – Meetings

2.1	Notice

Written notice stating the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or by electronic transmission at the direction of the President, the Secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting. For such electronic transmission to be valid the shareholder must consent and specify the form of transmission which can include, but is not limited to, facsimile, electronic mail, instant message or other means.

2.2	Waivers of Notice

Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

2.3	Alternative Form of Meetings

Any meeting of the Corporation may be held using conference telephone, video conferencing, instant messaging, the Internet or any other form of communication provided such communication conforms to the laws of the State. If voting is to take place at such a meeting, the Corporation must implement procedures and safeguards to verify each person entitled to vote and to keep a record of such vote.

Corporation Bylaws - 2

2.4	Special Meetings

a) Shareholders:

Subject to the notice requirements in Section 2.1 and 2.2 of these Bylaws a Special meeting of the Shareholders of the Corporation for any purpose or purposes may be called by the President or at the request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders owning not less than ten (10%) percent of all the shares entitled to vote at the meeting. The notice for such special meeting shall state the purpose(s) of the proposed meeting and the business transacted at such meeting shall be limited to said purpose(s).

b) Directors:

Subject to the notice requirements in Section 2.1 and 2.2 of these Bylaws a Special meeting of the Directors of the Corporation may be called by the President or if the President is absent, unable or refuses to act, a Vice President or any two Directors. The notice for such special meeting shall state the purpose(s) of the proposed meeting and the business transacted at such meeting shall be limited to said purpose(s).

2.5	Conduct of Meetings

Meetings of the Shareholders shall be presided over by the President or by a Vice President designated by the President or any other person chosen by a majority of the Shareholders entitled to vote at such meeting. Meetings of Directors shall be presided over by the Chairman of the Board, if applicable, otherwise by the President, by a Vice President designated by the President or a Chairman chosen by a majority of the Directors present and entitled to vote at such meeting.

Article 3 – Shareholders

3.1	Consent to Action

Any action required to be taken at an annual, special or other meeting of the Shareholders may be taken without holding such meeting by written consent of the shareholders having at least the number of votes required to take action at such a meeting.

3.2	Record Date

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be at least ten (10) but not more than sixty (60) days prior to such meeting. If the Board of Directors fails to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

3.3	Proxies

No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

3.4	Annual Meeting

An annual meeting of shareholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at such place, date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Corporation Bylaws - 3

3.5	Failure to Hold Annual Meeting

Failure to hold any annual meeting shall not be cause for dissolution of the Corporation. If the annual meeting is not held within any thirteen (13) month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on the application of any shareholder, summarily order a meeting to be held.

3.6	Voting List

(a) The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

(b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

(c) An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten (10) days, or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these By-Laws, the Corporation, but not such officer or agent shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

3.7	Quorum of Shareholders

The holders of a majority of the shares entitled to vote at a meeting of the Shareholders that are present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by statute or by the Formation Document. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

Corporation Bylaws - 4

3.8	Voting of Shares

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting right of the shares of any class or classes are limited or denied by the Formation Document or these Bylaws. If expressly authorized by the Formation Document, a shareholder may cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes shall give written notice of his intention to the Secretary of the Corporation on or before the date preceding the election at which such shareholder intends to cumulate his votes. All shareholders may cumulate their votes if any shareholder gives the written notice provided for herein. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

Article 4 – Directors

4.1	Qualification, Number, Election & Term

Directors need not be residents of the State in which the Corporation is formed or a shareholder of the Corporation. The initial number of Director(s) shall be set forth in the Formation Document of the Corporation. This number may be increased or decreased from time to time by amending the Formation Document or these Bylaws. A decrease in the number of directors may not shorten the term of any incumbent Director. The Director(s) shall be elected at the annual meeting of the shareholders by a plurality of the shares entitled to vote. Each Director elected shall serve until his successor shall have been elected.

4.2	Quorum

A quorum of the Board of Directors is the majority of the number of Directors set forth in the Formation Document or these Bylaws subject to any restrictions or limitations in the Formation Document or State law. A quorum must be present to transact any business except to adjourn.

4.3	Annual Meeting

Within thirty (30) days after each annual meeting of shareholders the board of directors elected at such meeting shall hold an annual meeting at which they shall elect Officers and transact such other business as shall come before the meeting.

4.4	Consent to Action

Any action required to be taken at an annual, special or other meeting of the Board of Directors may be taken without holding such meeting by written consent of the Directors having at least the number of votes required to take action at such a meeting.

4.5	Removal of Directors

Any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of Directors.

4.6	Vacancies

Any vacancy in the Board of Directors caused by death, resignation, removal or otherwise shall be filled by a majority of the remaining Directors though less than a quorum of the Board of

Corporation Bylaws - 5

Directors or by the Shareholders at the annual meeting or a special meeting called for such a purpose. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor.

4.7	Committees

The Board of Directors may from time to time designate members of the Board to constitute committees, including an Executive Committee, which shall in each case consist of such number of Directors, not less than two, and shall have and may exercise such power, as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

Article 5 – Officers

5.1	Title, Election, Term & Compensation

The Officers of the Corporation shall be a President and a Secretary which shall be elected at the annual meeting of the Board of Directors. The Board of Directors may also elect a Chairman of the Board, additional Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other Officers, assistant Officers and agents as it shall deem necessary. The Officers shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors by resolution not inconsistent with these By-Laws. The same person may hold two or more offices. None of the Officers need be Directors except the President. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all Officers and agents of the Corporation shall be fixed by the Board of Directors. Election or appointment of an officer shall not of itself create contract rights.

5.2	Removal

The Officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any Officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.3	Vacancies

Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by a majority vote of the Board of Directors.

5.4	Authority

Officers and agents shall have such authority and perform such duties in the management of the corporation as may be provided in these By-Laws or as may be determined by the Board of Directors, not inconsistent with these By-Laws.

Corporation Bylaws - 6

5.5	Chairman of the Board

The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

5.6	President

The chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless a Chairman of the Board has been elected, in which event the chief executive officer shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board.

5.7	Vice President

The Vice President(s), in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

5.8	Secretary

The Secretary shall attend all meetings of the Board of directors and all meetings of the shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and the shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.

5.9	Treasurer

(a) The Treasurer, if the Corporation chooses to elect such an Officer, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

Corporation Bylaws - 7

5.10	Assistant Secretary and Assistant Treasurer

In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively shall perform the duties of the Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers, in general shall have such powers and perform such duties as the Secretary or Treasurer, respectively, as the Board of Directors or President may prescribe.

Article 6 – Share Certificates and Seal

6.1	Share Certificates, Transfer Agents/Registrars

Ownership interest in the Corporation shall be evidenced by one or more share certificates issued by the Corporation. The certificates shall be consecutively numbered, state on the face thereof the State of formation, the Shareholders’ name, the number of the shares, be signed by the duly authorized Officers and sealed with the Seal of the Corporation or a facsimile thereof. The signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The Corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

6.2	Classes and Series of Shares

Subject to any restrictions in State or Federal law, the shares of the Corporation may be divided into one or more Classes and each Class may be further divided into one or more Series by including such divisions in the Formation Document or any amendment thereto. Each Class or Series must designate all the preferences, limitations and relative rights including voting rights associated with such a Class or Series.

6.3	Consideration and Issuance

Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of such consideration has been paid.

6.4	Lost, Stolen or Destroyed Certificates

The Board of Directors may direct a new certificate to be issued in place of any previously issued certificate alleged to have been lost, stolen or destroyed upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. Such issuance will be upon such terms, conditions and guarantees as the Board of Directors deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.5	Registered Shareholders

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, except as otherwise provided by the laws of the State of formation.

Corporation Bylaws - 8

6.6	Seal

The Board of Directors shall adopt a corporate Seal of any design, as it deems desirable. The Secretary shall cause such a Seal to be affixed to any documents as the Board of Directors may direct. The Corporation may discontinue the use of such seal upon the amendment of these Bylaws to that effect.

Article 7 – Dividends

7.1	Declaration and Payment

Subject to the Laws of the State of Formation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation’s own shares.

7.2	Reserves

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Article 8 – Indemnification

8.1	Indemnification

The Corporation shall indemnify any Director or Officer or former Director or Officer of the Corporation, or any person who may have served at its request as a Director or Officer or former Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or Officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or Officer or former Director or Officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or Officer or former Director or Officer or such person was not guilty of negligence or misconduct in performance of duty. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or Officer or former Director or Officer or any such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

8.2	Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the

Corporation Bylaws - 9

Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against any such liability under these Bylaws or the laws of the State of Formation.

8.3	Advanced Expenses

The Corporation may pay in advance any expenses which may become subject to indemnification if the Board of Directors authorizes the specific payment, and the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation.

Article 9 – Books & Records

9.1	Records to be Maintained

The Corporation shall maintain complete and accurate books of account of the Corporation’s affairs at its principal place of business. These records shall contain the following:

a)	A copy of the Formation Documents and any amendments or restatements thereto

b)	The Corporation Bylaws and any amendments thereto

c)	A list of all the shareholders including the shares owned, mailing address

d)	A list of the name, address and title (if applicable) of each Officer of the Corporation

e)	The Corporation’s federal, state and local income tax records for the preceding three years

f)	Minutes of all meetings and any proxies used for voting at such meetings

9.2	Inspection of the Books and Records

Each shareholder shall have the right to inspect any records maintained under these Bylaws subject to the restrictions stated below:

a)	The demand for inspection must be in writing and state the purpose for such inspection

b)	The inspection and/or copying must be done during regular business hours

c)	The demand must allow for a reasonable time to make the information available for inspection

d)	The inspection and/or copying will be done at the requesting Shareholders’ own expense

Article 10 – General Provisions

10.1	Entire Agreement and Amendments

These Bylaws constitute the entire rules and regulations of the Corporation. Amendments to these Bylaws require unanimous consent by all the Director(s) of the Corporation evidenced by written resolution signed by such Director(s). Exhibit 1 is a written resolution adopting these Bylaws by the Director(s) of the Corporation and is incorporated herein by reference.

10.2	Severability

If any portion of these Bylaws is held to be invalid or unenforceable, these Bylaws shall be construed as if that invalid or unenforceable portion were omitted.

Corporation Bylaws - 10

10.3	Definitions

As used in this Agreement, capitalized words or phrases shall have the following meaning:

a)	Corporation means the Corporation governed by these Bylaws

b)	Formation Document means the document(s) originally filed with the appropriate State Authority more commonly known as Articles of Incorporation or Certificate of Formation.

c)	State means the state in which the Corporation was initially formed and the laws by which it is governed

d)	State Authority means the office of state government tasked with forming, incorporating or organizing new entities and is commonly the Secretary of State.

e)	Director means any person who is qualified and elected to be a Director of the Corporation under the provisions of these Bylaws or the Formation Document

f)	Board of Director(s) means all the Director(s) of the Corporation

g)	Shareholder(s) means any person who owns Shares of the Corporation

h)	Officer means any person qualified and elected to manage the Corporation pursuant to the provisions of these Bylaws.

Corporation Bylaws - 11